Exhibit 5.1

FEDER KASZOVITZ LLP

ATTORNEYS AT LAW

845 THIRD AVENUE

NEW YORK, N. Y. 10022-1200

Telefax: 212-888-7776	Telephone: 212-888-8200	Writer's Ext.: 5404
April 30, 2018

Worlds Inc.

11 Royal Road

Brookline, MA 02455

Gentlemen:

We have acted as counsel for Worlds Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, relating to the public offering of 10,500,000 shares of common stock, par value $.001 per share, of the Company (the “Shares”) which includes 3,500,000 shares of Common Stock that may be acquired upon exercise of certain warrants (the “Warrants”) that the Registration Statement contemplates will be sold by certain selling security holders. Capitalized terms are used herein as defined in the Registration Statement.

We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the board of directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock that are being offered by the selling security holders have been duly authorized and are, or upon proper exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm in the Registration Statement under the caption Legal Matters and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FEDER KASZOVITZ LLP